Exhibit 10.5

                     AMENDMENT NO. 4 TO AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT



                         Amendment No. 4, dated as of March 31, 1999, to the Amended and Restated Executive Employment Agreement, dated as of August 1, 1992, as amended (the "Amended Agreement") by and between Del Global Technologies Corp. (formerly known as Del Electronics Corp.) (the "Corporation") and Leonard A. Trugman ("Executive"). Capitalized terms utilized herein and not defined herein shall have the respective meanings ascribed to them in the Amended Agreement.

                         WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend a certain provision of the Amended Agreement.

                         NOW THEREFORE, the parties hereto mutually agree as follows:

                         Section 1. Section 9.1 of the Amended Agreement is hereby amended by adding the following sentence at the end of such section:

                         "In the event of a Change in Control, all stock options of the Corporation granted to Executive which have not vested shall be immediately vested."

                         Section 2. In all other respects the Amended Agreement remains unchanged and in full force and effect.

                         IN WITNESS WHEREOF, the parties hereto have executed this Amendment no. 4 to the Amended Agreement as of the date set forth above.


                                       DEL GLOBAL TECHNOLOGIES CORP.

                                       By:/S/MICHAEL H. TABER
                                          -------------------
                                       Michael H. Taber, Chief Financial Officer



                                       /S/LEONARD A. TRUGMAN
                                       ---------------------
                                       Leonard A. Trugman